Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"ANHINGA MERGER SUBSIDIARY, INC.", A DELAWARE CORPORATION,

WITH AND INTO "VERTRO, INC." UNDER THE NAME OF "VERTRO, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE FIRST DAY OF MARCH, A.D. 2012, AT 1:50 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

3503180 8100M

AUTHENTICATION: 9402059

120262171

DATE: 03-01-12

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:50 PM 03/01/2012
FILED 01:50 PM 03/01/2012
SRV 120262171 - 3503180 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Vertro, Inc., and the name of the corporation merged into this surviving corporation is Anhinga Merger Subsidiary, Inc.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

THIRD: The name of the surviving corporation is Vertro, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on March 1, 2012.

SIXTH: The Agreement and Plan of Merger is on file at 143 Varick Street, New York, New York 10013, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer the 1st day of March, 2012.

Vertro, Inc.

By: ______________________
John B. Pisaris, General Counsel and Secretary